UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2008
VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On October 3, 2008, Virtusa Corporation (the “Company”) purchased multiple foreign currency forward contracts designed to hedge fluctuation in the Indian rupee against the U.S. dollar and U.K. pound sterling. The contracts have an aggregate notional amount of approximately 589 million Indian rupees (approximately $12.5 million) and will expire on a monthly basis over a 24 month period ending on September 30, 2010. The Company has the obligation to settle these contracts based upon the Reserve Bank of India published Indian rupee exchange rates. The weighted average Indian rupee rate associated with these contracts is approximately 47.31.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation
Date: October 8, 2008	By:	/s/ Thomas R. Holler
Thomas R. Holler
Chief Financial Officer (Principal Financial and Accounting Officer)